Exhibit 99.1

Summit Hotel Properties, Inc. Reports Fourth Quarter and Full Year 2011 Results

SIOUX FALLS, S.D.--(BUSINESS WIRE)--February 28, 2012--Summit Hotel Properties, Inc. (NYSE: INN) today announced results of operations for its fourth quarter and year ended December 31, 2011. The company is a publicly traded real estate investment trust (REIT) specializing in acquiring and owning premium-branded upscale and upper-midscale hotels and as of December 31, 2011 owned 70 properties in 19 states.

FOURTH QUARTER HIGHLIGHTS

  Revenue per Available Room (RevPAR): 3.6 percent increase for the same-store portfolio (54 hotels) in the fourth quarter of 2011 over the same period in 2010. The same-store portfolio excludes five hotels acquired since the February 2011 IPO and the 11 hotels that had their franchise licenses terminated in the first quarter of 2011. Same-store RevPAR increased 6.2 percent over the same period in 2010, exclusive of five hotels under major renovation during the fourth quarter. RevPAR for the company’s 15 unseasoned hotels (excluding four hotels that had their franchise licenses terminated in the first quarter of 2011)1 increased by 9.8 percent over the same period in 2010.
  Pro Forma Hotel Operating Margins: On a total portfolio basis, hotel operating margins increased 326 basis point over the same period in 2010 on a pro forma basis.
  Adjusted Funds from Operations (AFFO): Achieved $0.11 of AFFO per fully diluted share of common stock.
  Dividends: Declared fourth quarter 2011 dividends of $0.1125 per common share, representing an annualized yield of approximately 4.50 % based on the closing sale price of the company’s common stock on the NYSE on February 27, 2012, and $0.2056 per share of the company’s 9.25% Series A Cumulative Redeemable Preferred Stock (Series A Preferred Stock).
  Brand Conversions: Completed the conversion of the former Cambria Suites hotel in Baton Rouge, LA to a DoubleTree by Hilton and the former Comfort Suites hotel in Charleston, WV to a Holiday Inn Express. To date, the company has completed the conversion of 10 of the 11 hotels that had their franchise licenses terminated in the first quarter of 2011. The final conversion of the Comfort Suites in Fort Worth, TX to a Fairfield Inn & Suites by Marriott is expected to be completed in the second quarter of 2012.

1 At the time of its IPO, the company designated certain hotels as “unseasoned” if they had been built after January 1, 2007 or experienced a brand conversion since January 1, 2008.

FULL YEAR 2011 HIGHLIGHTS

  RevPAR: 5.9 percent increase for the same-store portfolio in 2011 compared to 2010. Same-store RevPAR for 2011 increased 6.9 percent over the same period, exclusive of five hotels under major renovation during the fourth quarter. RevPAR for the company’s 15 unseasoned hotels increased by 14.1 percent over the same period in 2010.
  Pro Forma Hotel Operating Margins: On a total portfolio basis, hotel operating margins increased 160 basis points over the same period in 2010 on a pro forma basis.
  AFFO: Achieved $0.71 of AFFO per fully diluted share of common stock.
  Capital Markets: The company closed on a $253 million IPO transaction on February 14, 2011. Concurrent with the IPO, the company entered into a private placement of its common stock with an affiliate of InterContinental Hotels Group for additional proceeds of approximately $11.6 million. On October 28, 2011, the company raised $50.0 million through the offering of its Series A Preferred Stock.
  Acquisitions: The company acquired five hotels during 2011 for a total investment of approximately $50.0 million. The properties acquired were: a 91 room Homewood Suites in Ridgeland, MS; a 121 room Staybridge Suites in Glendale, CO; a 143 room Holiday Inn in Duluth, GA; a 122 room Hilton Garden Inn in Duluth, GA, and a 90 room Courtyard by Marriott in El Paso, TX.

“At our February 2011 IPO we identified a three-fold strategy; solid performance in our seasoned properties, significant outperformance in our unseasoned properties and accretive acquisitions with cap rates in the range of 8 to 10 percent,” said Dan Hansen, company president and CEO. “We’ve demonstrated that we do what we say, and we intend to continue on that path throughout 2012.”

SUBSEQUENT EVENTS

  Acquisition of Courtyard by Marriott, Atlanta, GA: On January 23, 2012, the company acquired a 150-room Courtyard by Marriott in downtown Atlanta, GA for a total purchase price of $28.5 million, or $190,000 per key.
  ING Refinancing: On February 13, 2012, the company’s operating partnership consolidated and refinanced four loans with ING Life Insurance and Annuity Company. The four loans collectively had an aggregate outstanding balance of approximately $69.5 million as of December 31, 2011. The loans were consolidated into a single 7-year term loan with a principal balance of $67.5 million and maturity date of March 1, 2032. The consolidated and refinanced loan amortizes over 20 years.
  Acquisition of Hilton Garden Inn, Birmingham, AL: On February 28, 2012, the company acquired a 130-room Hilton Garden Inn, located in the Liberty Park area of Birmingham for a total purchase price of approximately $11.5 million, or $88,000 per key.
  Acquisition of Hilton Garden Inn, Birmingham, AL: On February 28, 2012, the company acquired a 95-room Hilton Garden Inn, located in the Lakeshore area of Birmingham for a total purchase price of approximately $8.6 million, or $91,000 per key.

Fourth Quarter Operating and Financial Results

For the fourth quarter of 2011, the company’s total portfolio (70 hotels) had $34.6 million in revenues, a 12.1 percent increase compared to revenues of $30.8 million for the fourth quarter of 2010 for the company’s total portfolio (65 hotels). RevPAR for the fourth quarter of 2011 rose 3.3 percent, led by a 2.4 percent increase in average daily rate (ADR) to $88.68 and a 0.9 percent increase in occupancy to 58.5 percent. Income from hotel operations for the fourth quarter of 2011 was $7.2 million, an increase of 12.5 percent compared to $6.4 million for the fourth quarter of 2010. Hotel operating margins were 20.84 percent for the fourth quarter of 2011, an expansion of 7 bps when compared to 20.77 percent for the fourth quarter of 2010. Hotel operating margins for the fourth quarter of 2011 expanded by 326 basis points when adjustments for additional public company costs (including hotel and revenue management fees, accounting and information technology expenses and royalty fees imposed by certain franchisors as a requirement of consent at IPO) of $1.0 million were applied to income from hotel operations for the fourth quarter of 2010 on a pro forma basis. These costs were not incurred by the company’s private company predecessor in the fourth quarter of 2010. As previously reported, the company amended its management agreement with Interstate Management Company (“Interstate”) to address the operational challenges experienced at the hotels during the second quarter 2011, which resulted in a one-time $565,000 reduction in other indirect hotel operating expenses that would have otherwise been incurred under the management agreement during the period. The amendment to the hotel management agreement provided Interstate the opportunity to earn the $565,000 as an additional incentive fee in future periods, which Interstate earned in full during the fourth quarter of 2011.

For the fourth quarter of 2011, net loss attributable to common stockholders was approximately $2.4 million compared to a net loss of approximately $14.0 million for the fourth quarter of 2010. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter of 2011 were $4.9 million, which were negatively affected by $0.7 million of legal costs associated with the Choice arbitration. Funds from operations (FFO) for the fourth quarter of 2011 were $4.1 million, or $0.11 per fully diluted common share. The company estimates the effect of the termination of franchise licenses for 11 hotels in the first quarter of 2011 was an approximate $0.03 reduction in FFO per fully diluted common share for the fourth quarter of 2011. Adjusted funds from operations (AFFO) for the fourth quarter of 2011 was $4.2 million, or $0.11 per fully diluted common share.

Full Year 2011 Operating and Financial Results

For 2011, the company’s total portfolio (70 hotels) had $148.9 million in revenues, a 9.7 percent increase compared to $135.6 million for 2010 for the company’s total portfolio (65 hotels). RevPAR for 2011 rose 4.0 percent, led by a 2.8 percent increase in ADR to $90.03 and a 1.2 percent increase in occupancy to 64.5 percent. Income from hotel operations for 2011 was $42.1 million, an increase of 6.1 percent compared to $39.7 million for 2010. Hotel operating margins were 28.3 percent for 2011, a contraction of 100 bps when compared to 29.3 percent for 2010. Hotel operating margins for 2011 expanded by 160 basis points when adjustments for additional public company costs (including hotel and revenue management fees, accounting and information technology expenses and royalty fees imposed by certain franchisors as a requirement of consent at IPO) of $2.8 million were applied to income from hotel operations for 2010 on a pro forma basis. These costs were not incurred by the company’s private company predecessor in 2010. As previously reported, the company amended its management agreement with Interstate Management Company (“Interstate”) to address the operational challenges experienced at the hotels during the second quarter 2011, which resulted in a one-time $565,000 reduction in other indirect hotel operating expenses that would have otherwise been incurred under the management agreement during the period. The amendment to the hotel management agreement provided Interstate the opportunity to earn the $565,000 as an additional incentive fee in future periods, which Interstate earned in full during the fourth quarter of 2011. As a result of the rebranding of certain hotels during the past year, the company incurred $0.3 million of one-time expenses which included guest supplies, logoed items and linens.

For 2011, net loss attributable to common stockholders was approximately $9.6 million compared to a net loss of approximately $20.9 million for 2010. For 2011, the company received an income tax benefit of $2.3 million as a result of a net loss incurred by the company’s taxable REIT subsidiaries. The loss was caused largely by disruption at 11 of the company’s hotels due to franchise termination and renovations at our hotels. For 2011, the company’s EBITDA was $35.2 million, FFO was $19.0 million, or $0.51 per fully diluted common share, and AFFO was $19.3 million, or $0.52 per fully diluted common share. The company’s normalized EBITDA was $36.5 million. The company’s EBITDA was negatively affected by approximately $1.0 million of legal costs associated with the Choice arbitration. Normalized FFO was $26.1 million, or $0.70 per fully diluted common share. The company estimates the effect of the termination of franchise licenses for 11 hotels in the first quarter of 2011 was an approximate $0.10 reduction in FFO per fully diluted common share for 2011. Normalized AFFO for the period was $26.4 million, or $0.71 per fully diluted common share.

NON-GAAP FINANCIAL MEASURES

FFO, AFFO, EBITDA and Adjusted EBITDA are non-GAAP financial measures. An explanation of these non-GAAP financial measures, as well as reconciliations of reported FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable GAAP measure, appears at the end of this release. In addition, the company has adjusted its FFO, AFFO, EBITDA and adjusted EBITDA to arrive at what it believes to be normalized amounts. These adjustments appear at the end of this release in the table reconciling FFO, AFFO, EBITDA and adjusted EBITDA to GAAP net income or loss.

OPERATING PERFORMANCE

The company segregates its hotel operating results for the 70 hotels it owned as of December 31, 2011 into the following components:

  Same-Store Hotels: Fifty-four hotels with an aggregate of 5,537 rooms operated for longer than one year under its current franchise. These hotels exclude the 11 rebranded hotels and the five hotels acquired during the 2011 second and third quarters.
  Rebranded Hotels: On March 23, 2011, Choice Hotels terminated franchise agreements for the company’s 11 various Choice-branded-hotels. The company has entered into arbitration with Choice to settle outstanding claims regarding steps taken by Choice.
  Recently Acquired Hotels: Five hotels were acquired during the second and third quarters of 2011.

Same-Store Hotels

Total revenue of $27.3 million in the fourth quarter was generated by the company’s same-stores. For the quarter, same-store revenue was up $0.8 million over fourth quarter 2010. RevPAR of $52.79 was up 3.6 percent over the same period in 2010. Fourth quarter RevPAR consisted of 59.2 percent occupancy, up 2.8 percent over fourth quarter 2010, and ADR of $89.22, up 0.7 percent over fourth quarter 2010. Same-store income from hotel operations, which, as explained above, represents same-store total revenue less same-store hotel operating expenses, were $5.8 million, up 4.2 percent over fourth quarter 2010. Hotel operating margins were 21.3 percent, expanding 20 bps when compared to the same period in 2010. Hotel operating margins expanded by 343 basis points when $0.9 million of additional public company costs were applied to income from hotel operations for the fourth quarter of 2010 on a pro forma basis. As explained above, these costs were not incurred by the company’s private company predecessor in the fourth quarter of 2010.

Total revenue of $123.3 million in the full year 2011 was generated by the company’s same-stores. For the year, same-store revenue was up $6.8 million over the full year 2010. RevPAR of $59.98 was up 5.9 percent over the same period in 2010. Full year RevPAR consisted of 65.9 percent occupancy, up 4.0 percent over full year 2010, and ADR of $91.07 up 1.9 percent over full year 2010. Same-store income from hotel operations, which, as explained above, represents same-store total revenue less same-store hotel operating expenses, were $36.8 million, up 4.3 percent over full year 2010. Hotel operating margins were 29.5 percent, contracting 38 bps when compared to the same period in 2010. Hotel operating margins expanded by 224 basis points when $3.1 million of additional public company costs were applied to income from hotel operations for the full year of 2010 on a pro forma basis. As explained above, these costs were not incurred by the company’s private company predecessor in the fourth quarter of 2010.

Rebranded Hotels

The Company continues its process in rebranding the eleven hotels that had their franchise licenses terminated in the first quarter of 2011. During the fourth quarter 2011, two additional hotels were rebranded. As of year-end, a total of 10 hotels have been rebranded. For the quarter ended December 31, 2011, revenues of $3.5 million were generated as compared to $4.4 million generated in fourth quarter 2010. RevPAR was $37.80, down 18.2 percent when compared to the same period in 2010. RevPAR consisted of occupancy of 49.2 percent, down 18.7 percent, and ADR of $76.84, an increase of 0.6 percent in comparison to fourth quarter 2010. Income from hotel operations of $0.3 million and hotel operating margins of 9.8 percent were realized in the quarter as compared to $0.8 million and 18.8 percent, respectively, in the comparable quarter of 2010. Hotel operating margins contracted by 606 bps when $0.3 million of additional public company costs were applied to income from hotel operations for the fourth quarter 2010 on a pro forma basis.

The Company continues its process in rebranding the eleven hotels that had their franchise licenses terminated in the first quarter of 2011. During the year 2011, ten hotels were rebranded. For the year-ended December 31, 2011, revenues of $15.7 million were generated as compared to $19.2 million generated in year-ended December 31, 2010. RevPAR was $41.95, down 18.1 percent when compared to the same period in 2010. RevPAR consisted of occupancy of 53.9 percent, down 18.0 percent, and ADR of $77.88, a decrease of .2 percent in comparison to full year 2010. Income from hotel operations of $2.6 million and hotel operating margins of 16.4 percent were realized in the year as compared to $5.0 million and 16.4 percent, respectively, in the comparable period of 2010. Hotel operating margins contracted by 721 bps when $0.4 million of additional public company costs were applied to income from hotel operations for the full year 2010 on a pro forma basis.

Acquired Hotels

The Company experienced positive results from the five hotels acquired during the second and third quarter of 2011. For the quarter, $3.7 million of revenue was realized on RevPAR of $53.22. RevPAR was generated on occupancy of 57.1 percent and an ADR of $93.20. Income from hotel operations was $1.0 million, equating to 28.0 percent hotel operating margin.

BALANCE SHEET

The company had total outstanding debt of $217.1 million as of December 31, 2011. The weighted average interest rate was 5.38% percent for the fourth quarter. Of the total debt, $11.4 million was outstanding borrowings under the company’s $125 million revolving credit facility. During the fourth quarter the company allocated $11.4 million toward capital investments. Cash and cash equivalents as of December 31, 2011 were $10.5 million. As of fiscal year end, the company had $80.9 million of available borrowing capacity on its $125 million revolving credit facility.

CAPITAL EXPENDITURES

The company continued its strategy of upgrading hotels with capital renovations to capture additional RevPAR as industry outlook improves and completing conversion of the formerly Choice hotels. During the fourth quarter, the company capitalized $11.4 million of improvements. The company completed renovations, varying in scope, on two hotels, completed renovation of an additional three hotels post third quarter and continued work on an additional five hotels during the quarter.

DIVIDENDS

On February 7, 2012 the Board of Directors authorized, and the company declared, a cash dividend for the fourth quarter ended December 31, 2011 of $0.1125 per share of common stock of the company and per common unit of limited partnership in Summit Hotel OP, LP, the company’s operating partnership. The Board of Directors also authorized, and the company declared, a cash dividend for the fourth quarter ended December 31, 2011 of $0.5781 per share of the company’s 9.25% Series A Cumulative Redeemable Preferred Stock.

Summit Hotel Properties, Inc and Summit Hotel Properties, LLC (Predecessor)
Total Portfolio (70 hotels FYE 2011, 65 hotels FYE 2010)
Schedule of Property Level Results
(unaudited)

	For the Three Months ended		For the Twelve Months ended
	December 31,		December 31,
	2011	2010	2011	2010

Room Revenue	$33,883,406	$30,195,084	$145,906,174	$133,069,346
Other Hotel Operations Revenue	673,522	627,042	2,976,465	2,565,722
Total Revenue	$34,556,928	$30,822,125	$148,882,639	$135,635,069
Rooms	11,205,539	10,451,666	45,098,727	41,128,699
Other Direct	4,975,378	4,624,172	20,329,980	17,692,322
Property Taxes	1,825,838	1,936,766	7,296,485	7,459,356
Insurance	516,234	481,938	1,789,582	1,661,751
Management Expenses	2,001,934	947,929	5,295,737	3,348,065
Other Indirect Expenses	6,828,684	5,976,990	26,948,243	24,612,383
Total Hotel Operating Expenses	$27,353,607	$24,419,461	$106,758,755	$95,902,575
Income from Hotel Operations	$7,203,322	$6,402,664	$42,123,884	$39,732,493

Occupancy	58.5%	58.0%	64.4%	63.7%
Average Daily Rate	$88.68	$86.63	$90.03	$87.59
RevPAR	$51.89	$50.24	$58.02	$55.80

Summit Hotel Properties, Inc and Summit Hotel Properties, LLC (Predecessor)
Same-Store Hotels (54 Hotels)
Schedule of Property Level Results
(unaudited)

	For the Three Months ended		For the Twelve Months ended
	December 31,		December 31,
	2011	2010	2011	2010

Room Revenue	$26,880,955	$25,958,376	$121,201,738	$114,442,814
Other Hotel Operations Revenue	419,335	493,356	2,068,203	2,041,717
Total Revenue	$27,300,290	$26,451,732	$123,269,941	$116,484,530
Rooms	8,588,434	8,825,473	35,916,030	34,737,631
Other Direct	3,860,028	3,930,253	16,310,351	14,968,998
Property Taxes	1,386,059	1,614,866	5,755,252	6,181,932
Insurance	395,623	413,125	1,425,627	1,421,161
Management Expenses	1,692,289	815,109	4,416,971	2,879,609
Other Indirect Expenses	5,562,141	5,271,488	23,134,408	21,543,776
Total Hotel Operating Expenses	$21,484,574	$20,870,313	$86,958,640	$81,733,108
Income from Hotel Operations	$5,815,716	$5,581,419	$36,311,301	$34,751,423

Occupancy	59.2%	57.5%	65.9%	63.4%
Average Daily Rate	$89.22	$88.57	$91.07	$89.38
RevPAR	$52.79	$50.96	$59.98	$56.63

Seasoned
Occupancy	58.0%	57.4%	64.7%	64.2%
Average Daily Rate	$87.84	$88.36	$89.94	$89.01
RevPAR	$50.94	$50.75	$58.23	$57.17

Unseasoned
Occupancy	61.5%	57.7%	68.0%	61.7%
Average Daily Rate	$91.77	$88.98	$93.17	$90.13
RevPAR	$56.40	$51.36	$63.39	$55.57

Summit Hotel Properties, Inc and Summit Hotel Properties, LLC (Predecessor)
Rebranded Hotels (11 Hotels)
Schedule of Property Level Results
(unaudited)

	For the Three Months ended		For the Twelve Months ended
	December, 31		December 31,
	2011	2010	2011	2010

Room Revenue	3,461,451	4,236,707	15,246,315	18,626,533
Other Hotel Operations Revenue	83,007	133,686	431,963	524,005
Total Revenue	$3,544,458	$4,370,394	$15,678,278	$19,150,538
Rooms	1,465,441	1,626,193	6,232,030	6,391,068
Other Direct	665,410	693,919	2,834,114	2,723,324
Property Taxes	293,211	321,900	1,208,200	1,277,424
Insurance	51,899	68,813	231,048	240,590
Management Expenses	184,376	132,821	557,450	468,456
Other Indirect Expenses	538,141	705,502	2,039,341	3,068,607
Total Hotel Operating Expenses	$3,198,478	$3,549,148	$13,102,183	$14,169,468
Income from Hotel Operations	$345,980	$821,245	$2,576,095	$4,981,070

Occupancy	49.2%	60.5%	53.9%	65.7%
Average Daily Rate	$76.84	$76.38	$77.88	$77.99
RevPAR	$37.80	$46.24	$41.95	$51.24

Summit Hotel Properties, Inc and Summit Hotel Properties, LLC (Predecessor)
Acquisitions (5 Hotels)
Schedule of Property Level Results
(unaudited)

	For the Three Months ended		For the Twelve Months ended
	December 31,		December 31,
	2011	2010	2011	2010

Room Revenue	$3,541,000	$-	$9,458,121	$-
Other Hotel Operations Revenue	171,181	0	476,299	0
Total Revenue	$3,712,181	$-	$9,934,420	$-
Rooms	1,151,667	0	2,950,667	0
Other Direct	449,939	0	1,185,514	0
Property Taxes	146,568	0	333,033	0
Insurance	68,712	0	132,907	0
Management Expenses	125,269	0	321,315	0
Other Indirect Expenses	728,402	0	1,774,494	0
Total Hotel Operating Expenses	$2,670,558	$-	$6,697,931	$-
Income from Hotel Operations	$1,041,623	$-	$3,236,489	$-

Occupancy	57.1%	0.0%	72.0%	0.0%
Average Daily Rate	$93.20	$0.00	$100.55	$0.00
RevPAR	$53.22	$0.00	$72.43	$0.00

EARNINGS CALL

The company will host a conference call to discuss its fourth quarter and full year 2011 results on Wednesday, February 29, at 9:00 a.m. Eastern Time. To participate in the live call, investors are invited to dial 866-383-8003. The participant pass code is 38380823. A live webcast of the call will be available in the investor relations section of the company's website, www.shpreit.com. A replay of the webcast will be archived on the website for 90 days. A replay of the conference call may be accessed until March 7, 2012 by dialing 888-286-8010, participant pass code 18019655.

Non-GAAP Financial Measures

FFO and AFFO

As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with the NAREIT definition set forth in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. In addition, our computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, may not be comparable to such other REITs because the amount of depreciation and amortization we add back to net income or loss includes amortization of deferred financing costs and amortization of franchise royalty fees. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. We further adjust FFO for certain additional items that are not included in NAREIT’s definition of FFO, such as hotel transaction and pursuit costs and certain other nonrecurring expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs. In addition to reporting historical FFO and historical AFFO, we also report normalized FFO and normalized AFFO. Normalized FFO and normalized AFFO reflect our historical, as reported, FFO and AFFO, both of which have been adjusted by adding back or eliminating certain one-time, nonrecurring expenses that were incurred by our predecessor prior to or in connection with the completion of our IPO and formation transactions.

We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. FFO and AFFO should not be considered as an alternative measure of our net income (loss) or operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

EBITDA and Adjusted EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs. In addition to reporting historical EBITDA and historical adjusted EBITDA, we also report normalized EBITDA and normalized adjusted EBITDA. Normalized EBITDA and normalized adjusted EBITDA reflect our historical, as reported, EBITDA and adjusted EBITDA, both of which have been adjusted by adding back or eliminating certain one-time, nonrecurring expenses that were incurred by our predecessor prior to or in connection with the completion of our IPO and formation transactions.

We caution investors that amounts presented in accordance with our definitions of EBITDA and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. EBITDA and adjusted EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA and adjusted EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA and adjusted EBITDA can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we include a quantitative reconciliation of EBITDA and adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused primarily on acquiring and owning premium-branded limited-service and select-service hotels in the upscale and upper midscale segments of the lodging industry. As of December 31, 2011, the company’s portfolio consisted of 70 hotels with a total of 7,095 guestrooms located in 19 states. Additional information about Summit may be found at the company’s website, www.shpreit.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: the company’s ability execute on its strategy in 2012; projections of the company’s revenues and expenses, or other financial items; descriptions of the company’s plans or objectives for future operations, acquisitions or services; forecasts of the company’s future economic performance and potential increases in average daily rate, occupancy, RevPAR and room supply and demand; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the company and many of which are beyond the company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the company’s Annual Report on Form 10-K for the year ended December 31, 2011. Unless legally required, the company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the company’s expectations.

Summit Hotel Properties, Inc. and Summit Hotel Properties, LLC (Predecessor)
Consolidated Balance Sheets
December 31, 2011 and December 31, 2010

	Summit Hotel Properties, Inc.	Summit Hotel Properties, LLC (Predecessor)
	2011	2010
ASSETS

Cash and cash equivalents	$10,537,132	$7,977,418
Restricted cash	1,464,032	1,933,268
Trade receivables	3,424,630	2,665,076
Receivable due from affiliate	-	4,620,059
Prepaid expenses and other	4,268,393	1,738,645
Land held for development	20,294,973	20,294,973
Property and equipment, net	498,876,238	445,715,804
Deferred charges and other assets, net	8,923,906	4,051,295
Deferred tax benefit	2,195,820	-
Other assets	4,019,870	4,011,992
TOTAL ASSETS	$554,004,994	$493,008,530

LIABILITIES AND EQUITY

LIABILITIES
Accounts payable	$1,670,994	$864,560
Related party accounts payable	-	771,066
Accrued expenses	15,781,577	11,092,131
Mortgages and notes payable	217,103,728	420,437,207
TOTAL LIABILITIES	234,556,299	433,164,964

COMMITMENTS AND CONTINGENCIES

EQUITY
Members' equity	-	61,468,029
Preferred stock, $.01 par value per share, 100,000,000 shares authorized, 2,000,000 issued and outstanding as of December 31, 2011	20,000
Common stock, $.01 par value per share, 450,000,000 shares authorized, 27,278,000 issued and outstanding as of December 31, 2011	272,780	-
Additional paid-in capital	288,902,331	-
Accumulated deficit and distributions	(11,020,151)	-
Total stockholders' equity	278,174,960	61,468,029
Noncontrolling interest	41,273,735	(1,624,463)
TOTAL EQUITY	319,448,695	59,843,566

TOTAL LIABILITIES AND EQUITY	$554,004,994	$493,008,530

Summit Hotel Properties, Inc. and Summit Hotel Properties, LLC (Predecessor)
Consolidated Statements of Operations
For the three and twelve months ended December 31, 2011 and 2010

	Summit Hotel Properties, Inc.	Summit Hotel Properties, LLC (Predecessor)
	Period 2/14/11 through 12/31/11	Period 1/1/11 through 2/13/11	2010	2009

REVENUE
Room revenue	$131,638,132	$14,268,042	$133,069,346	$118,959,822
Other hotel operations revenue	2,646,214	330,251	2,565,723	2,239,914
Total Revenue	134,284,346	14,598,293	135,635,069	121,199,736

EXPENSES
Hotel operating expenses
Rooms	40,138,277	4,960,450	41,128,699	36,719,998
Other direct	17,672,220	2,657,760	17,692,322	18,047,928
Other indirect	35,870,445	4,686,274	36,466,147	32,388,787
Other	700,290	73,038	615,407	681,304
Total hotel operating expenses	94,381,232	12,377,522	95,902,575	87,838,017
Depreciation and amortization	26,378,314	3,429,216	27,250,778	23,971,118
Corporate general and administrative:
Salaries and other compensation	2,640,878	-	-	-
Other	3,439,788	-	-	-
Equity based compensation	479,559	-	-	-
Hotel property acquisition costs	253,763	-	366,759	1,388,639
Loss on impairment of assets	-	-	6,475,684	7,505,836
Total Expenses	127,573,534	15,806,738	129,995,796	120,703,610

INCOME (LOSS) FROM OPERATIONS	6,710,812	(1,208,445)	5,639,273	496,126

OTHER INCOME (EXPENSE)
Interest income	15,756	7,139	47,483	49,805
Interest expense	(13,192,327)	(4,666,216)	(26,362,265)	(18,320,736)
Gain (loss) on disposal of assets	(36,031)	-	(42,813)	(4,335)
Total Other Income (Expense)	(13,212,602)	(4,659,077)	(26,357,595)	(18,275,266)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(6,501,790)	(5,867,522)	(20,718,322)	(17,779,140)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	-	-	-	1,464,808

NET INCOME (LOSS) BEFORE INCOME TAXES	(6,501,790)	(5,867,522)	(20,718,322)	(16,314,332)

INCOME TAX (EXPENSE) BENEFIT	2,324,983	(339,034)	(202,163)	-

NET INCOME (LOSS)	(4,176,807)	(6,206,556)	(20,920,485)	(16,314,332)

NET INCOME (LOSS) ATTRIBUTABLE TO
NONCONTROLLING INTEREST	(1,239,715)	-	-	-

NET INCOME (LOSS) ATTRIBUTABLE TO SUMMIT
HOTEL PROPERTIES, INC./PREDECESSOR	(2,937,092)	(6,206,556)	(20,920,485)	(16,314,332)

PREFERRED DIVIDENDS	(411,120)	-	-	-

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON	$(3,348,212)	$(6,206,556)	$(20,920,485)	$(16,314,332)
STOCKHOLDERS/MEMBERS

Net income (loss) per share:
Basic and diluted	$(0.12)
Weighted-average common shares outstanding:
Basic and diluted	27,278,000

Summit Hotel Properties, Inc. and Summit Hotel Properties, LLC (Predecessor)
Combined Statement of Operations (unaudited)
For the three and twelve months ended December 31, 2011 and 2010

	Summit Hotel Properties, Inc.	Summit Hotel Properties, LLC (Predecessor)	Summit Hotel Properties, Inc.	Summit Hotel Properties, LLC (Predecessor)	Company & Predecessor	Adjustments (Normalization)		Normalized Company & Predecessor	Summit Hotel Properties, LLC (Predecessor)

	Three Months Ended 12/31/11	Three Months Ended 12/31/10	Period 2/14/11 through 12/31/11	Period 1/1/11 through 2/13/11	Twelve Months Ended 12/31/11	Twelve Months Ended 12/31/11		Twelve Months Ended 12/31/11	Twelve Months Ended 12/31/10

REVENUES
Room revenues	$33,883,406	$30,195,083	$131,638,132	$14,268,042	$145,906,174			$145,906,174	$133,069,346
Other hotel operations revenues	673,522	627,043	$2,646,214	$330,251	2,976,465			2,976,465	$2,565,723
Total Revenue	34,556,928	30,822,126	134,284,346	14,598,293	148,882,639			148,882,639	135,635,069

EXPENSES
Hotel operating expenses
Rooms	11,205,539	10,451,666	40,138,277	4,960,450	45,098,727			45,098,727	41,128,699
Other direct	4,975,378	4,624,172	17,672,220	2,657,760	20,329,980	(270,000)	(1)	20,059,980	17,692,322
Other indirect	10,989,919	9,188,567	35,870,445	4,686,274	40,556,719	(440,000)	(2)	40,116,719	36,466,147
Other	182,771	155,056	700,290	73,038	773,328			773,328	615,407
Total hotel operating expenses	27,353,607	24,419,461	94,381,232	12,377,522	106,758,754	(710,000)		106,048,754	95,902,575
Depreciation and amortization	7,737,576	6,923,177	26,378,314	3,429,216	29,807,530			29,807,530	27,250,778
Corporate general and administrative:
Salaries and other compensation	787,003	-	2,640,878	-	2,640,878			2,640,878	-
Other	1,312,368	-	3,439,788	-	3,439,788	(476,000)	(3)	2,963,788	-
Equity based compensation	125,874	-	479,559	-	479,559			479,559	-
Hotel property acquisition costs	71,871	236,404	253,763	-	253,763			253,763	366,759
Loss on impairment of assets	-	6,475,684	-	-	-			-	6,475,684
Total Expenses	37,388,299	38,054,726	127,573,534	15,806,738	143,380,272	(1,186,000)		142,194,272	129,995,796

INCOME (LOSS) FROM OPERATIONS	(2,831,371)	(7,232,600)	6,710,812	(1,208,445)	5,502,367	1,186,000		6,688,367	5,639,273

OTHER INCOME (EXPENSE)
Interest income	976	11,869	15,756	7,139	22,895			22,895	47,483
Interest expense	(3,217,223)	(6,842,695)	(13,192,327)	(4,666,216)	(17,858,543)	5,600,000	(4)	(12,258,543)	(26,362,265)
Gain (loss) on disposal of assets	-	(3,090)	(36,031)	-	(36,031)			(36,031)	(42,813)
Total Other Income (Expense)	(3,216,247)	(6,833,916)	(13,212,602)	(4,659,077)	(17,871,679)	5,600,000		(12,271,679)	(26,357,595)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(6,047,618)	(14,066,516)	(6,501,790)	(5,867,522)	(12,369,312)	6,786,000		(5,583,312)	(20,718,322)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	-	-	-	-	-			-	-

NET INCOME (LOSS) BEFORE INCOME TAXES	(6,047,618)	(14,066,516)	(6,501,790)	(5,867,522)	(12,369,312)				(20,718,322)

INCOME TAX (EXPENSE) BENEFIT	2,839,649	71,022	2,324,983	(339,034)	1,985,949	339,000	(5)	2,324,949	(202,163)

NET INCOME (LOSS)	(3,207,969)	(13,995,494)	(4,176,807)	(6,206,556)	(10,383,363)	7,125,000		(3,258,363)	(20,920,485)

NET INCOME (LOSS) ATTRIBUTABLE TO
NONCONTROLLING INTEREST	(1,239,715)		(1,239,715)	-	(1,239,715)			(1,239,715)	-

NET INCOME (LOSS) ATTRIBUTABLE TO SUMMIT
HOTEL PROPERTIES, INC./PREDECESSOR	$(1,968,254)	$(13,995,494)	$(2,937,092)	$(6,206,556)	$(9,143,648)			$(9,143,648)	$(20,920,485)

PREFERRED DIVIDENDS	$(411,120)		$(411,120)	$-	$(411,120)			(411,120)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
STOCKHOLDERS/MEMBERS	$(2,379,374)	$(13,995,494)	$(3,348,212)	$(6,206,556)	$(9,554,768)			$(9,554,768)	$(20,920,485)

Net Income (Loss)	(3,619,089)	(13,995,494)	(4,587,927)	(6,206,556)	(10,794,483)			(3,669,483)	(20,920,485)
Depreciation and Amortization	7,737,576	6,923,177	26,378,314	3,429,216	29,807,530			29,807,530	27,250,778
Loss on impairment of assets	-	6,475,684	-	-	-			-	6,475,684
FUNDS FROM OPERATIONS	4,118,487	(596,633)	21,790,387	(2,777,340)	19,013,047			26,138,047	12,805,977

FFO per share and unit outstanding (37,378,000)	$0.11	$(0.02)	$0.58	$(0.07)	$0.51			$0.70	$0.34

Hotel property acquisition costs	71,871	236,404	253,763	-	253,763			253,763	366,759
FUNDS FROM OPERATIONS (ADJUSTED)	4,190,358	(360,229)	22,044,150	(2,777,340)	19,266,810			26,391,810	13,172,736

AFFO per share and unit outstanding (37,378,000)	$0.11	$(0.01)	$0.59	$(0.07)	$0.52			$0.71	$0.35

Net Income (Loss)	(3,207,969)	(13,995,494)	(4,176,807)	(6,206,556)	(10,383,363)			(3,258,363)	(20,920,485)
Depreciation and Amortization	7,737,576	6,923,177	26,378,314	3,429,216	29,807,530			29,807,530	27,250,778
Interest expense	3,217,223	6,842,695	13,192,327	4,666,216	17,858,543			12,258,543	26,362,265
Interest income	(976)	(11,869)	(15,756)	(7,139)	(22,895)			(22,895)	(47,483)
Income taxes	(2,839,649)	(71,022)	(2,324,983)	339,034	(1,985,949)			(2,324,949)	202,163
EBITDA	4,906,205	(312,513)	33,053,095	2,220,771	35,273,866			36,459,866	32,847,238

Hotel property acquisition costs	71,871	236,404	253,763	-	253,763			253,763	366,759
EBITDA (ADJUSTED)	4,978,076	(76,109)	33,306,858	2,220,771	35,527,629			36,713,629	33,213,997

Net Income (Loss)	(3,207,969)	(13,995,494)	(4,176,807)	(6,206,556)	(10,383,363)			(3,258,363)	(20,920,485)
Depreciation and Amortization	7,737,576	6,923,177	26,378,314	3,429,216	29,807,530			29,807,530	27,250,778
Interest expense	3,217,223	6,842,695	13,192,327	4,666,216	17,858,543			12,258,543	26,362,265
Interest income	(976)	(11,869)	(15,756)	(7,139)	(22,895)			(22,895)	(47,483)
Income taxes	(2,839,649)	(71,022)	(2,324,983)	339,034	(1,985,949)			(2,324,949)	202,163
Corporate general and administrative	2,225,245	-	6,560,225	-	6,560,225			6,084,225	-
Hotel property acquisition costs	71,871	236,404	253,763	-	253,763			253,763	366,759
Gain (loss) on disposal of assets	-	3,090	36,031	-	36,031			36,031	42,813
HOTEL EBITDA	7,203,321	(73,019)	39,903,114	2,220,771	42,123,885			42,833,885	33,256,810

(1)	Additional accrual of utilities due to the transition to Interstate Hotels & Resorts as hotel property manager
(2)	Additional accrual of travel agent commissions and management expenses due to the transition to Interstate Hotels & Resorts as hotel property manager
(3)	$476,000 are related to one-time or predecessor expenses related to our IPO, such as bonuses and audit expenses related to 2010 operations and directors' stock expense upon completion of our IPO.
(4)	Reflects a reduction in interest expense due to the timing of debt paydowns and fees associated with debt distinguishment upon completion of our IPO
(5)	State income tax expense related to Predecessor

CONTACT:
Summit Hotel Properties, Inc.
Dan Boyum, 605-782-2015
VP of Investor Relations
dboyum@shpreit.com